UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 12, 2018
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2018, Alaska Air Group, Inc. (the “Company” or “Air Group”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the appointment of Gary L. Beck as the President and Chief Executive Officer of the Company’s wholly-owned subsidiary, Horizon Air Industries, Inc. (“Horizon Air”), effective January 15, 2018. This Form 8-K/A amends and updates the disclosures included in Item 5.02(c) of the Original 8-K to provide certain compensation information for Mr. Beck that was not determined at the time of the Original 8-K.

On January 23, 2018, following approval by the Compensation and Leadership Development Committee of the Company’s Board of Directors (the “Compensation Committee”), Mr. Beck entered into an executive employment agreement with Horizon Air in connection with his election as Horizon Air’s President and Chief Executive Officer.

Pursuant to the executive employment agreement, Mr. Beck will receive an annual base salary of $350,000 and participate in the Company’s Performance Based Pay (PBP) Plan, with annual bonus pay targeted at 75% of his base salary. Mr. Beck’s bonus for fiscal years 2018-2019 will range from a minimum payout of 0% of his base salary to a maximum payout of 150% of his base salary, based upon Horizon Air's achievement of goals established annually by the Company’s Board of Directors. Mr. Beck’s bonus for the 2018 fiscal year will be payable in 2019 and will be pro-rated to his January 15, 2018 effective date of employment. If Mr. Beck’s employment is terminated by Horizon Air without cause on or prior to July 14, 2019, Mr. Beck will be entitled to receive the portion of his then-current base salary that he otherwise would have received if he had remained employed through July 14, 2019.

The executive employment agreement also provides that, subject to approval by the Compensation Committee and Mr. Beck’s continued employment, Mr. Beck will be granted a number of stock options, restricted stock units and performance stock units having an aggregate target award value of 125% of Mr. Beck’s base salary. Such equity awards will be subject to such terms as the Compensation Committee will determine, except that any stock options granted to Mr. Beck that remain unvested pursuant to the vesting terms of the applicable grant agreement will vest on Mr. Beck’s retirement date in the event that he retires before the end of the vesting period.

Mr. Beck will also be eligible to participate in the Company’s Nonqualified Deferred Compensation Plan and Defined Contribution Officer Supplemental Requirement Plan, copies of which have been previously filed with the SEC. Mr. Beck is also expected to enter into the Company’s standard form of Change of Control Agreement, the form of which has been previously filed with the SEC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: January 24, 2018

/s/ Kyle B. Levine
Kyle B. Levine
Vice President Legal, General Counsel and Corporate Secretary